                                                                   Exhibit 4(ii)
                     ENHANCED DOLLAR COST AVERAGING RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

The following provisions are added to the Contract:


                         ENHANCED DOLLAR COST AVERAGING

Prior to the Annuity Date, you may allocate Purchase Payments to an Enhanced Dollar Cost Averaging Account (EDCA Account) that is backed by our General Account. If you request to participate in the Enhanced Dollar Cost Averaging program, we will open an EDCA Account for you. The EDCA Account will provide for transfers to any of the Subaccounts of the Separate Account you have chosen over your choice of a 3, 6 or 12 month period. You may also select any other
time period that we may declare.   All Purchase Payments applied to this program
will be allocated to your EDCA Account. No transfers may be made into this Account.

Under the Enhanced Dollar Cost Averaging program, a specified dollar amount of Contract Value will be transferred on a monthly basis from your EDCA Account to the Subaccounts you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your EDCA Account divided by the number of months in the time period you choose.

The first transfer will be made on the date the Purchase Payment is allocated to the EDCA Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1st day of the following month for Purchase Payments allocated on the 29th, 30th or 31st day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the EDCA Account. Your EDCA Account will terminate as of the date of the last transfer.

The interest rate earned on your EDCA Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You can have only one dollar cost averaging program at any given time. You may allocate subsequent Purchase Payments to your existing EDCA Account. The allocation of subsequent Purchase Payments to an existing EDCA Account increases the monthly dollar amount of Contract Value transferred and thereby accelerates the time period over which transfers are made. The new dollar amount transferred out of the EDCA Account will be determined by dividing each new allocation by the number of months the EDCA Account is based upon and adding that amount to the existing transfer amount. Each allocation resulting from a subsequent Purchase Payment will earn interest at the then-current interest rate applied to new allocations to an EDCA Account of the same monthly term. Allocations resulting from each Purchase Payment, along with the interest credited thereon, will be transferred on a First-in-First-out (FIFO) basis.

If you terminate your participation in this program, all money remaining in the EDCA Account will be transferred to a Money Market Subaccount unless you specify otherwise.

New England Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

______________________ Secretary   _________________ President

                        THREE MONTH MARKET ENTRY RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

The following provisions are added to the Contract:


                            THREE MONTH MARKET ENTRY

Prior to the Annuity Date, you may allocate Purchase Payments to a Three Month Market Entry Account (TMME Account) that is backed by our General Account. If you request to participate in the Three Month Market Entry program, we will open an TMME Account for you. The TMME Account will provide for transfers to any of the Subaccounts of the Separate Account that you have chosen over a 3 month
period.  You may also choose any other time period that we may declare.   All
Purchase Payments applied to this program will be allocated to your TMME Account. No transfers may be made into this Account.

Under the Three Month Market Entry program, a specified dollar amount of your Contract Value will be transferred on a monthly basis from your TMME Account to the Subaccounts you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your TMME Account divided by the number of months in the time period you have selected.

The first transfer will be made on the date the Purchase Payment is allocated to the TMME Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1st day of the following month for Purchase Payments allocated on the 29th, 30th or 31st day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the TMME Account. Your TMME Account will terminate as of the date of the last transfer.

The interest rate earned on your TMME Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You can have only one Three Month Market Entry account at any given time. You may allocate subsequent Purchase Payments to your existing TMME Account. The allocation of subsequent Purchase Payments to an existing TMME Account increases the monthly dollar amount of Contract Value transferred and thereby accelerates the time period over which transfers are made. The new dollar amount transferred out of the TMME Account will be determined by dividing each new allocation by the number of months the TMME Account is based upon and adding that amount to the existing transfer amount. Each allocation resulting from a subsequent Purchase Payment will earn interest at the then-current interest rate applied to new allocations to a TMME Account of the same monthly term. Allocations resulting from each Purchase Payment, along with the interest credited thereon, will be transferred on a First-in-First-out (FIFO) basis.

If you terminate your participation in this program, all money remaining in the TMME Account will be transferred to a Money Market Subaccount unless you specify otherwise.

New England Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.

______________________ Secretary   _________________ President

  WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL CONFINEMENT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following provisions are added to the Contract:

      WAIVER OF WITHDRAWAL CHARGE FOR NURSING HOME OR HOSPITAL CONFINEMENT

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

    1. you are confined to a Nursing Home and/or Hospital for at least 90 consecutive days or confined for a total of at least 90 days if there is no more than a 6-month break in the confinement and the confinements are for related causes;

    2. the confinement referred to in (1) above begins on or after the first Contract Anniversary;

    3. the withdrawal request and proof satisfactory to us of confinement are received by us at our Administrative Office either while you are confined or within 90 days after such confinement;

    4. confinement in a Nursing Home and/or Hospital is prescribed by a Physician and is Medically Necessary; and

    5. you have been the Owner continuously since the Issue Date, or have become the Owner as a spousal Beneficiary who continues the Contract.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is not a natural person, this Rider applies to the Annuitant.

                                 DEFINITIONS

HOSPITAL - A facility which:

    (1)  is located in the United States or its territories;
    (2)  is licensed as a hospital by the jurisdiction in which it is located;
    (3)  is supervised by a staff of licensed physicians;
    (4) provides nursing services 24 hours a day by, or under the supervision of, a registered nurse (R.N.);
    (5) operates primarily for the care and treatment of sick and injured persons as inpatients for a charge; and
    (6)  has access to medical and diagnostic facilities.

INTERMEDIATE CARE FACILITY - A facility which:

    (1)  is located in the United States;
    (2) is licensed and operated as an Intermediate Care Facility according to the laws of the jurisdiction in which it is located;
    (3) provides continuous 24 hours a day nursing service by, or under the supervision of, a registered graduate professional nurse (R.N.) or a licensed practical nurse (L.P.N.); and
    (4)  maintains a daily medical record of each patient.

MEDICALLY NECESSARY - Appropriate and consistent with the diagnosis in accord with accepted standards of practice and which could not have been omitted without affecting the individual's condition.

NURSING HOME - A facility which is a Skilled Nursing Facility, an Intermediate Care Facility or Residential Care Facility. Nursing Home does not mean:

    (1) a home for the aged, a community living center or place that primarily provides domiciliary, residency or retirement care; or
    (2) a place owned or operated by a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.

PHYSICIAN - Any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family.

RESIDENTIAL CARE FACILITY - A facility which:

    (1)  is located in the United States or its territories;
    (2) is licensed and operated as a Residential Care Facility according to the laws of the jurisdiction in which it is located; and
    (3) provides nursing care under the supervision of a registered professional nurse (R.N.).

SKILLED NURSING FACILITY - A facility which:

    (1)  is located in the United States or its territories;
    (2) is licensed and operated as a skilled Nursing Facility according to the laws of the jurisdiction in which it is located;
    (3) provides skilled nursing care under the supervision of a licensed physician;
    (4) provides continuous 24 hours a day nursing services by, or under the supervision of, a registered graduate professional nurse (R.N.); and
    (5)  maintains a daily medical record of each patient.


New England Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.


________________________ Secretary    ___________________ President

            WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS RIDER


This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election or this Rider is irrevocable and its provisions will remain in part of the Contract until the earlier of the Annuity Date or the date the Contract terminates. This Rider amends the Contract as follows:

The following provisions are added to the Contract:

                WAIVER OF WITHDRAWAL CHARGE FOR TERMINAL ILLNESS

After the first Contract Anniversary, the Withdrawal Charge will be waived upon a withdrawal if:

    1.  you are terminally ill and not expected to live more than 12 months;
    2.  a Qualified Physician certifies to your illness and life expectancy;
    3.  you were not diagnosed with the terminal illness as of the Issue Date;
        and
    4. you have been the Owner continuously since the Issue Date or have become the Owner as spousal Beneficiary who continues the Contract.

In the case of Joint Owners, this Rider applies to either Joint Owner. If the Owner is a not a natural person, this Rider applies to the Annuitant.

Qualified Physician is any person duly licensed and legally qualified to diagnose and treat sickness and injuries. A physician must be providing services within the scope of his or her license. A Physician may not be a member of the Owner's immediate family. Immediate family members include the Owner's spouse, children, parents, grandparents, grandchildren, siblings and in-laws.

New England Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.


________________________ Secretary    ___________________ President

                   FIXED ACCOUNT RIDER FOR VARIABLE ANNUITY

This Rider is part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:


I.   DEFINITIONS -

The following replaces the definition of "Contract Value" in the DEFINITIONS section:

     CONTRACT VALUE:    The sum of your interest in the Subaccounts of the
                        Separate Account and your interest in this Fixed
                        Account option and any other account options that may be included by Rider.

The following is added to the DEFINITIONS section:

     FIXED ACCOUNT:     This option pays interest guaranteed by us on
                        Purchase Payments or transfers allocated to it. It does not share in the investment experience of any Subaccount of the Separate Account.


II.  FIXED ACCOUNT - The following is added to the Contract:

                            FIXED ACCOUNT PROVISIONS

     FIXED ACCOUNT - You can choose to have Purchase Payments allocated to the Fixed Account. During the Accumulation Period you can transfer any portion of your Contract Value to the Fixed Account from the Separate Account and to the Separate Account from the Fixed Account, subject to the terms of this Contract.

     FIXED ACCOUNT VALUE - Your Fixed Account Value at any time during the Accumulation Period is equal to:

         1.  the Purchase Payments allocated to the Fixed Account; plus

         2.  the amounts transferred from other options to the Fixed Account;
             plus

         3.  interest credited to the Fixed Account; less

         4. any withdrawals taken from the Fixed Account and any applicable charges; less

         5.  any amounts transferred to other options from the Fixed Account;
             less

         6. any fees, charges or any applicable Premium and Other Taxes deducted from the Fixed Account.

     INTEREST TO BE CREDITED - We guarantee that the interest credited to your Fixed Account Value will not be less than the Fixed Account Minimum Guaranteed Interest Rate shown on the Contract Schedule. We may credit additional interest at our discretion. The Fixed Account Initial Interest Rate is shown on the Contract Schedule.

     The interest rate for each amount allocated to the Fixed Account is set by us in advance. Thereafter, each year a new rate will apply to that amount plus the interest previously credited to that amount. The new rate will be the renewal rate set by us in advance and will apply for 12 months. Interest will be credited to the Fixed Account on a daily basis. We may declare interest rates for different one-year periods. If we do so we will tell you in advance.

     RESTRICTION OF PURCHASE PAYMENTS AND TRANSFERS TO THE FIXED ACCOUNT - We reserve the right to restrict Purchase Payments and transfers to the Fixed
     Account:
     * If the effective annual rate of interest that would apply to the payment or transfer is the Fixed Account Minimum Guaranteed Rate shown on the Contract Schedule; or
     * If the Contract's Fixed Account Value equals or exceeds our published maximum for the Fixed Account.

     RESTRICTION ON TRANSFERS OUT OF THE FIXED ACCOUNT - Each Contract Year you can transfer a limited portion of the Contract Value in the Fixed Account to the Subaccounts subject to our published rules. The transfer will be limited to the greater of 25% of the Contract Value in the Fixed Account at the end of the day on a Contract Anniversary, or the amount transferred out of the Fixed Account in the prior Contract Year.

     For 180 days from the date of any transfer out of the Fixed Account: you cannot make any transfers to the Fixed Account; and we reserve the right to restrict Purchase Payments to the Fixed Account.

     DEFERRAL OF PAYMENTS OR TRANSFERS FROM THE FIXED ACCOUNT - We reserve the right to defer payment for a withdrawal or transfer from the Fixed Account for the period permitted by law but for not more than six (6) months after Notice to us.

III. TRANSFER PROVISIONS - The following is added to the "Transfers During the Accumulation Period" section of the "Transfer Provisions:"

     During the Accumulation Period, you can make transfers from the Subaccounts to the Fixed Account and from the Fixed Account to the Subaccounts. All transfers are subject to any restrictions or limitations described in the Contract.


IV. ANNUITY PROVISIONS - The following is added to the "Annuity" section of the "Annuity Provisions":

     Unless you specify otherwise, if all of your Contract Value on the Annuity Calculation Date is allocated to the Fixed Account, your initial Income Payment will be paid as a Fixed Income Payment. If all of your Contract Value on this date is allocated to the Separate Account, your initial Income Payment will be paid as a Variable Income Payment. If your Contract Value on this date is allocated to both the Fixed Account and the Separate Account, your initial Income Payment will be paid as a combination of a Fixed Income Payment and Variable Income Payment calculated based on the proportionate value allocated to each.


V. WITHDRAWAL PROVISIONS - The following is added to the "WITHDRAWALS" section of the "Withdrawal Provisions:"

     The portion of Contract Value allocated to the Fixed Account will also be reduced in the ratio that it bears to the total Contract Value unless you specify otherwise in a Notice to us.



New England Life Insurance Company has caused this Rider to be signed by its President or a Vice President and/or Secretary.


________________________ Secretary    ___________________ President

       ADDITIONAL DEATH BENEFIT RIDER [- EARNINGS PRESERVATION BENEFIT]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following is added to the "Death Benefit Provisions:"


ADDITIONAL DEATH BENEFIT DURING THE ACCUMULATION PERIOD - During the Accumulation Period, an Additional Death Benefit will be paid to your Beneficiary (ies) upon your death, the first death of a Joint Owner, or the death of the Annuitant if a non-natural person owns the Contract. If a non-natural person owns the Contract, the Annuitant shall be deemed to be Owner for purposes of determining the Additional Death Benefit. If there are Joint Owners, the age of the oldest will be used to determine the Additional Death Benefit.

ADDITIONAL DEATH BENEFIT AMOUNT

The Additional Death Benefit Amount will be:
     Before the Contract Anniversary immediately preceding the Owner's 81st birthday:
          (a)  the Death Benefit Amount payable under the Contract, less
          (b)  Total Purchase Payments Not Withdrawn, multiplied by
          (c) the applicable Benefit Percentage from the table below based on the Owner's Issue Age.
     On or after the Contract Anniversary immediately preceding the Owner's 81st birthday:
          (a) the Death Benefit Amount on the Contract Anniversary immediately preceding the Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the percentage reduction in Contract Value attributable to any partial withdrawals taken after that date; less
          (b)  Total Purchase Payments Not Withdrawn, multiplied by
          (c) the applicable Benefit Percentage from the table below based on the Owner's Issue Age.
     We calculate Total Purchase Payments Not Withdrawn by applying any partial withdrawals first against Earnings and then against remaining Purchase Payments.
                              BENEFIT PERCENTAGE
                     AGE                  PERCENTAGE
                     Ages 69 or younger         40%
                     Ages 70 - 79               25%

                     Ages 80 and above           0%

If the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Additional Death Benefit Amount will be:
     Before the Contract Anniversary immediately preceding the new Owner's 81st birthday:
          a)  the Death Benefit Amount payable under the Contract; less
          b)  total Purchase Payments not withdrawn; multiplied by
          c) The applicable Benefit Percentage from the table above based on the new Owner's age as of the effective date of the change of Owner.
     On or after the Contract Anniversary immediately preceding the new Owner's 81st birthday:
          a) the Death Benefit Amount on the Contract Anniversary immediately preceding the new Owner's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the percentage reduction in Contract Value attributable to any partial withdrawals taken after that date; less
          b)  Total Purchase Payments Not Withdrawn, multiplied by
          c) the applicable Benefit Percentage from the table above based on the new Owner's age as of the effective date of the change of Owner.
     For purposes of calculating Total Purchase Payments Not Withdrawn, we will treat the Contract Value as of the effective date of the change of Owner as a Purchase Payment and apply any subsequent partial withdrawals first against subsequent? Earnings and then against Purchase Payments.

If the Contract is continued under the Spousal Continuation During Accumulation Period option and the spouse chooses to continue the Additional Death Benefit provisions, the Additional Death Benefit Amount will be:
     Before the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:
          a)  the Death Benefit Amount payable under the Contract; less
          b)  Total Purchase Payments Not Withdrawn; multiplied by
          c) the applicable Benefit Percentage from the table above based on the deceased Owner's Issue Age.
     On or after the Contract Anniversary immediately preceding the continuing spouse's 81st birthday:
          a) the Death Benefit Amount on the Contract Anniversary immediately preceding the continuing spouse's 81st birthday, increased by any Purchase Payments made after that date and reduced proportionately by the percentage reduction in Contract Value attributable to any partial withdrawals taken after that date; less
          b)  Total Purchase Payments Not Withdrawn; multiplied by
          c) the applicable Benefit Percentage from the table above based on the deceased Owner's Issue Age.
     The continuing spouse will be treated as the deceased Owner for purposes of calculating

     Total Purchase Payments Not Withdrawn.

To compute the Percentage Reduction in Contract Value attributable to a partial withdrawal we divide the dollar amount of the withdrawal plus any applicable withdrawal charge by the Contract Value immediately preceding such withdrawal.

When we reduce the Death Benefit Amount on the Contract Anniversary immediately preceding the Owner's 81st birthday proportionately by this Percentage Reduction we multiply this amount by 1 minus the Percentage Reduction. For example, if
this amount was $        and you took a partial withdrawal of $           and
the withdrawal charge was $          your Percentage Reduction would be ($
+ $         )/$          or     %.  The reduced amount would be $         ($
* (1-      %)).

The Additional Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. It will be treated as a Death Benefit Amount payable under the Contract. Any excess of the Additional Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Contract Value. If the death benefit is not paid immediately in a lump sum, any portion of the Additional Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will remain subject to investment risk. This risk is borne by the Beneficiary.

OPTIONS FOR SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD

If the Owner dies during the Accumulation Period and the Beneficiary who is his or her spouse elects to continue the Contract in his or her name, the Beneficiary has the option of:

     1) Continuing the Additional Death Benefit provisions so that the Additional Death Benefit is payable upon the death of the continuing spouse, or

     2) Discontinuing the Additional Death Benefit provisions and having the Additional Death Benefit Amount that would have been payable at the Owner's death added to the Contract Value. Any excess of the Additional Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value.

[The charge for this Rider is shown on the Contract Schedule.]


New England Life Insurance Company has this Rider signed by its President or Vice President and Secretary.


_______________________ Secretary              ___________________ President

    DEATH BENEFIT RIDER [- GREATER OF ANNUAL STEP-UP OR 5% ANNUAL INCREASE]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS
The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -
The Death Benefit Amount will be the greater of:

     1)   the Contract Value; or

     2)   the Enhanced Death Benefit, which is the greater of (a) or (b):

               (a)  Highest Anniversary Value: On the Issue Date we set this
                    -------------------------
                    value equal to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, if the Contract Value on the current Contract Anniversary is higher we set this value equal to that higher amount.

               (b)  Annual Increase Amount: On the Issue Date, the Annual
                    ----------------------
                    Increase Amount is equal to your initial Purchase Payment. After that date, the Annual Increase Amount is equal to:

                    (i) the sum total of each Purchase Payment accumulated at 5% per year from the date such Purchase Payment is made to the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately prior to the Owner's 81st birthday; less

                    (ii) the sum total of each Withdrawal Adjustment accumulated at 5% per year from the date of withdrawal to the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately prior to the Owner's 81/st/ birthday. The Withdrawal Adjustment for each partial withdrawal is computed by multiplying the Annual Increase Amount immediately prior to such withdrawal by the Percentage Reduction in Contract Value attributable to that withdrawal.

If the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

     1)   the Contract Value; or

     2)   the Enhanced Death Benefit, which is the greater of (a) or (b):

               (a)  Highest Anniversary Value: This value is set equal to the
                    -------------------------
                    Contract Value as of the effective date of the Owner change. During each subsequent Contract Year, we increase this value by any Purchase Payments and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, if the Contract Value on the current Contract Anniversary is higher we set this value equal to that higher amount.

               (b)  Annual Increase Amount: The Annual Increase Amount is set to
                    ----------------------
                    the Contract Value as of the effective date of the Owner change. After that date, the Annual Increase Amount is equal to:

                    (i) the sum total of each Purchase Payment made after the effective date of the Owner change accumulated at 5% per year from the date such Purchase Payment is made to the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately prior to the new Owner's (or Oldest Joint Owner's) 81st birthday; less

                    (ii) the sum total of each Withdrawal Adjustment after the effective date of the Owner change accumulated at 5% per year from the date of withdrawal to the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately prior to the new Owner's (or Oldest Joint Owner's) 81/st/ birthday. The Withdrawal Adjustment for each partial withdrawal is computed by multiplying the value of the Annual Increase Amount immediately prior to such withdrawal by the Percentage Reduction in Contract Value attributable to that withdrawal.

If the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

     1)   the Contract Value; or

     2)   the Enhanced Death Benefit, which is the greater of (a) or (b):

               (a)  Highest Anniversary Value: This value is set equal to the
                    -------------------------
                    Contract Value as of the date the spouse continues the Contract. During each subsequent Contract Year, we increase this value by any Purchase Payments and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals. On every Contract Anniversary prior to the continuing spouse's 81st birthday, if the Contract Value on the current Contract Anniversary is higher we set this value equal to that higher amount.

               (b)  Annual Increase Amount: The Annual Increase Amount is set to
                    ----------------------
                    the Contract Value as of the date the spouse continues the Contract? After that date, the Annual Increase Amount is equal to:

                    (iii) the sum total of each Purchase Payment made after the date the spouse continues the Contract accumulated at 5% per year from the date such Purchase Payment is made to the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately prior to the new Owner's (or Oldest Joint Owner's) 81st birthday; less

                    (iv) the sum total of each Withdrawal Adjustment after the date the spouse continues the Contract accumulated at 5% per year from the date of withdrawal to the earlier of the calculation date for the Death Benefit Amount or the Contract Anniversary immediately prior to the new Owner's (or Oldest Joint Owner's) 81/st/ birthday. The Withdrawal Adjustment for each partial withdrawal is computed by multiplying the value of the Annual Increase Amount immediately prior to such withdrawal by the Percentage Reduction in Contract Value attributable to that withdrawal.


To compute the Percentage Reduction in Contract Value attributable to a partial withdrawal we divide the dollar amount of the withdrawal plus any applicable withdrawal charge by the Contract Value immediately preceding such withdrawal.

When we reduce the Highest Anniversary Value proportionately by this Percentage Reduction we multiply the Highest Anniversary Value immediately preceding the withdrawal by 1 minus the Percentage Reduction. For example, if your Contract Value was $ and you took a partial withdrawal of $ and the withdrawal charge was $ , your Percentage Reduction would be ($ + $ )/$ or %. If your Highest Anniversary Value before the partial withdrawal was $ , your Highest Anniversary Value after the partial withdrawal would be $ ($ * (1- %)).

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Account Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary.

The following replaces the "Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions:"
SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD -
If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Contract Value under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Account Value.






[The charge for this Rider is shown on the Contract Schedule.]

New England Life Insurance Company has caused this Rider to be signed by its President or Vice President and Secretary.


_______________________ Secretary   ___________________ President

              DEATH BENEFIT RIDER [- RETURN OF PURCHASE PAYMENTS]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:


                           DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During the Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD -

The Death Benefit Amount will be the greater of:

     (1)  the Contract Value; or

     (2) total Purchase Payments, reduced proportionately by the Percentage Reduction in Contract Value attributable to each partial withdrawal.

If the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of:

     (1)  the Contract Value; or

     (2) the Contract Value as of the effective date of the change of Owner, increased by any Purchase Payments made and reduced proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken after that date.

If the Contract is continued under the Spousal Continuation During Accumulation Period option, the Death Benefit Amount payable when the continuing spouse dies will be the greater of:

     (1)  the Contract Value; or

     (2) the Contract Value as of the date the spouse continues the Contract, increased by any Purchase Payments made after that date and reduced proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals taken after that date.

To compute the Percentage Reduction in Contract Value attributable to a partial withdrawal we divide the dollar amount of the withdrawal plus any applicable withdrawal charges by the Contract Value immediately preceding such withdrawal.

When we reduce the Purchase Payments or Contract Value proportionately by this Percentage Reduction we multiply the Purchase Payments or Contract Value immediately preceding the withdrawal by 1 minus the Percentage Reduction. For example, if your Contract Value was $ and you took a partial withdrawal of $ and the applicable withdrawal charge was $, your Percentage Reduction would be ($
+ $   )/$ or   % and the Contract Value would be proportionately reduced to $
($    *(1-  %)) for purposes of the Death Benefit calculation.

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary.

The following replaces the "Spousal Continuation During Accumulation Period" section of the "Death Benefit Provisions:"

SPOUSAL CONTINUATION DURING ACCUMULATION PERIOD- If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Contract Value under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Contract Value.

[The charge for this Rider is shown on the Contract Schedule.]

New England Life Insurance Company has caused this Rider to be signed by its President or Vice President and Secretary.

_______________________ Secretary    ___________________ President

                    DEATH BENEFIT RIDER [- ANNUAL STEP-UP]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In case of a conflict with any provision in the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                           DEATH BENEFIT PROVISIONS

The following replaces the "Death Benefit Amount During The Accumulation Period" section of the "Death Benefit Provisions:"

DEATH BENEFIT AMOUNT DURING THE ACCUMULATION PERIOD - The Death Benefit Amount will be the greater:

               (a)  the Contract Value; or

               (b)  Highest Anniversary Value: On the Issue Date we set this
                    -------------------------
                    value equal to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, if the Contract Value on the current Contract Anniversary is higher we set this value equal to that higher amount.

If the Owner is a natural person and you change the Owner to someone other than your spouse during the Accumulation Period, the Death Benefit Amount payable when such new Owner dies will be the greater of

               (a)  the Contract Value;  or

               (b)  Highest Anniversary Value: This value is set equal to the
                    -------------------------
                    Contract Value as of the effective date of the Owner changer. During each subsequent Contract Year, we increase this value by any Purchase Payments and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals. On every Contract Anniversary prior to the new Owner's (or Oldest Joint Owner's) 81st birthday, if the Contract Value on the current Contract Anniversary is higher we set this value equal to that higher amount.

If the Contract is continued under the Spousal Continuation During Accumulation Period option the Death Benefit Amount payable upon the continuing spouse's death will be the greater of:

               (a)  the Contract Value;  or

               (b)  Highest Anniversary Value: We set this value equal to
                    -------------------------
                    the Contract Value as of the date the spouse continues the Contract. During each subsequent Contract Year, we increase this value by any Purchase Payments and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals. On every Contract Anniversary prior to the continuing spouse's 81st birthday, if the Contract Value on the current Contract Anniversary is higher we set this value equal to that higher amount.

To compute the Percentage Reduction in Contract Value attributable to a partial withdrawal we divide the dollar amount of the withdrawal plus any applicable withdrawal charge by the Contract Value immediately preceding such withdrawal.

When we reduce the Highest Anniversary Value proportionately by this Percentage Reduction we multiply the Highest Anniversary Value immediately preceding the withdrawal by 1 minus the Percentage Reduction. For example, if your Contract
Value was $   and you took a partial withdrawal of $   and the withdrawal charge
was $ , your Percentage Reduction would be ($ + $ )/$ or %. If your Highest Anniversary Value before the partial withdrawal was $ , your Highest
Anniversary Value after the partial withdrawal would be $ ($ * (1-   %)).

The Death Benefit Amount is determined as of the end of the Business Day on which we have received Notice of both due proof of death and an acceptable election for the payment method. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value. If the death benefit is not paid immediately in a lump sum, any portion of the Death Benefit Amount in the Separate Account remains in the Separate Account until distribution begins. From the time the death benefit is determined until complete distribution is made, any amount in the Separate Account will be subject to investment risk. This risk is borne by the Beneficiary.

The following replaces the "Spousal Continuation During the Accumulation Period" section of the "Death Benefit Provisions:"
SPOUSAL CONTINUATION DURING THE ACCUMULATION PERIOD -
If the Owner dies during the Accumulation Period and the Beneficiary is his or her spouse, the Beneficiary may choose to continue the Contract in his or her own name and exercise all the Owner's rights under the Contract. The Contract Value under the continued Contract will be adjusted to an amount equal to the Death Benefit Amount that would have been payable at the Owner's death. Any excess of the Death Benefit Amount over the Contract Value will be allocated to each applicable Subaccount (and/or other account option included by Rider) in the ratio that the portion of the Contract Value in a Subaccount (and/or other account) bears to the total Contract Value.



[The charge for this Rider is shown on the Contract Schedule.]

New England Life Insurance Company has caused this Rider to be signed by its President or Vice President and Secretary.

_______________________ Secretary                 ___________________ President

          GUARANTEED MINIMUM INCOME BENEFIT RIDER [- LIVING BENEFIT]

This Rider forms a part of the Contract to which it is attached and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until terminated in accordance with the provisions below. This Rider amends the Contract as follows:

The following is added to the "Annuity Provisions" section:

GUARANTEED MINIMUM INCOME BENEFIT

We guarantee you a that your minimum monthly Fixed Income Payment equal will not be less than to the Guaranteed Minimum Income Benefit (GMIB) Payment, provided you meet the eligibility requirements below. If a higher Fixed Income Payment results from applying your total Adjusted Contract Value to the then current Fixed Annuity Option Table applicable to this class of contracts, we will pay you the greater payment.

At the Annuity Date, the GMIB Payment will be determined by applying the Income Base to the GMIB Annuity Table.

INCOME BASE
The Income Base is the greater of (a) or (b):

     (a)  Highest Net Anniversary Value: On the Issue Date we set this value
          -----------------------------
          equal to your initial Purchase Payment. During each Contract Year, we increase this value by any Purchase Payments and reduce it proportionately by the Percentage Reduction in Contract Value attributable to any partial withdrawals. On every Contract Anniversary prior to the Owner's (or Oldest Joint Owner's) 81st birthday, if the Contract Value on the current Contract Anniversary is higher we set this value equal to that higher amount.

     (b)  Annual Increase Amount: On the Issue Date we set this amount equal to
          ----------------------
          your initial Purchase Payment. After the Issue Date, this amount will equal:

               (i) The sum total of each Purchase Payment accumulated at 6% per year from the date the Purchase Payment is made to the earlier of the Annuity Date or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81/st/ birthday, less

               (ii) The sum total of each Withdrawal Adjustment accumulated at 6% per year from the date of withdrawal (except as indicated below) to the earlier of the Annuity Date or the Contract Anniversary immediately preceding the Owner's (or Oldest Joint Owner's) 81/st/ birthday.

               The Withdrawal Adjustment for each partial withdrawal in a Contract Year is computed by multiplying the Annual Increase Amount immediately prior to the withdrawal by the Percentage Reduction in Contract Value attributable to that partial withdrawal. However, if total partial withdrawals in a Contract Year are 6% or less of the Annual Increase Amount on the previous Contract Anniversary, the total Withdrawal Adjustments for that Contract Year will be set equal to the dollar amount of total partial withdrawals in that Contract Year and treated as a single withdrawal at the end of that Contract Year.

To compute the Percentage Reduction in Contract Value attributable to a partial withdrawal we divide the dollar amount of the withdrawal by the Contract Value immediately preceding such withdrawal.

When we reduce the Highest Net Anniversary Value proportionately by this Percentage Reduction we multiply the Highest Net Anniversary Value immediately preceding the withdrawal by 1 minus the Percentage Reduction. For example, if your Contract Value was $100 and you took a partial withdrawal of $25, your Percentage Reduction would be $25/$100 or 25%. If your Highest Net Anniversary Value before the partial withdrawal was $200, your Highest Net Anniversary Value after the partial withdrawal would be $150 ($200 * (1-25%)).

In calculating the GMIB, any Withdrawal Charges that would have applied if you had made a full cash withdrawal of your Contract Value will be deducted from the Income Base. We reserve the right to reduce the Income Base for any Premium and Other Taxes that may apply.

The Income Base is only used for purposes of calculating the GMIB Payment.


GMIB ANNUITY TABLE

The GMIB Annuity Table is calculated based the Annuity 2000 Mortality Table with a 7-year age setback with interest of 2.5% per year. The rate applied will depend upon the Annuity Option elected and the Attained Age and sex of the Annuitant and Joint Annuitant, if applicable.

ELIGIBILITY REQUIREMENTS FOR THE GMIB

You are only eligible to receive GMIB payments if:

     (1) The Owner and the Annuitant are the same and the Owner is a natural person. If the Owner is a non-natural person then the Annuitant will be considered the Owner for GMIB purposes. If Joint Owners are named, the age of the oldest will be used to determine the Income Base and GMIB Payment.

     (2) You choose to apply your total Adjusted Contract Value to Fixed Income Payments for one of the following Annuity Options:
          a) Life Annuity with 10 Years of Annuity Payments Guaranteed. For annuitization ages over 79, the guaranteed component of the life annuity is reduced as follows:


                         ------------------------------------------
                         Age at Annuitization     Guarantee Period
                         ------------------------------------------
                         80                       9
                         ------------------------------------------
                         81                       8
                         ------------------------------------------
                         82                       7
                         ------------------------------------------
                         83                       6
                         ------------------------------------------
                         84 and 85                5
                         ------------------------------------------

          b) Joint and Last Survivor Annuity with 10 Years of Annuity Payments Guaranteed

     (3)  You choose an Annuity Date that is within
          a) 30 days following any Contract Anniversary after your 10/th/ Contract Anniversary, but

          b) no more than 30 days after the Contract Anniversary following your 85/th/ birthday.

GMIB RIDER CHARGE

The GMIB Rider charges shown on the Contract Schedule are a percentage of the Income Base at the time the Rider charge is assessed. The charge is assessed at each Contract Anniversary, up to and including the anniversary on or immediately preceding the date the GMIB is applied. Upon full withdrawal or annuitization, a prorata portion of the Rider charge will be assessed.

The Rider charge will be treated as a withdrawal under the Contract and result in the cancellation of Accumulation Units from each applicable Subaccount (and/or reduce any other accounts included by Rider) in the ratio the portion of the Contract Value in such Subaccount (and/or other account) bears to the total Contract Value.

GMIB TERMINATION PROVISIONS

The GMIB Rider Provisions will terminate upon the earliest of:

(a) The 30/th/ day following the Contract Anniversary immediately after your 85/th/ birthday;

(b)  The date you make a full withdrawal of your Account Value;
(c) Death of the Owner, or death of the Annuitant if a non-natural person owns the Contract; or Change of the Owner or Joint Owner, for any reason. New England Life Insurance Company has caused this Rider to be signed by its President or Vice President and Secretary.


_______________________ Secretary   ___________________ President

                         PURCHASE PAYMENT CREDIT RIDER

This Rider forms a part of the Contract to which it is attached and is effective as of the Issue Date. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. Your election of this Rider is irrevocable and its provisions will remain part of the Contract until the Contract terminates. This Rider amends the Contract as follows:

                         PURCHASE PAYMENTS PROVISIONS


The following is added to the "Purchase Payments Provisions:"

PURCHASE PAYMENT CREDITS - Before your 81/st/ birthday, each Purchase Payment you make during the first Contract Year will be credited with the Purchase Payment Credit. The amount of the Purchase Payment Credit is described on the Contract Schedule.

If you exercise the "Free Look" provision of the Contract, we will return your Contract Value less the Adjusted Purchase Payment Credit. The Adjusted Purchase Payment Credit is equal to the lesser of:
1. The portion of the Contract Value that is attributable to any Purchase Payment Credit, or
2.  The total of Purchase Payment Credit(s).

The Purchase Payment Credit will be allocated to the Contract in the same proportion that the applicable Purchase Payment is allocated.

All Purchase Payment Credits will be treated as Earnings under the Contract.

New England Life Insurance Company has caused this Rider to be signed by its President or Vice President and Secretary.




_______________________ Secretary            ___________________ President